Exhibit 10.14

FIRST AMENDMENT TO AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

SEBAGO LAKE LLC

This First Amendment (this “Amendment”) to the amended and restated limited liability company agreement (as currently in effect, the “Agreement”) of Sebago Lake LLC, a Delaware limited liability company (the “Company”), by and between Owl Rock Capital Corporation and Regents of the University of California (collectively, the “Members”), is adopted as of February 27, 2019.

W I T N E S S  E T H:

WHEREAS, the Members desire to amend Section 4.02(b) of the Agreement; and

WHEREAS, this Amendment has received Prior Approval (as defined in the Agreement) as required pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth below, and intending to be legally bound, the Members hereby agree as follows:

1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings given thereto in the Agreement.

2. Amendments.

a. Section 4.02(b) of the Agreement is hereby amended and restated as follows:

Reserved.

b. Section 5.01 (b) of the Agreement is hereby amended and restated as follows:

Except as otherwise provided in this Article V or Section 8.03, distributions shall be shared among the Members as set forth in this Section 5.01(b). The Members, with Prior Approval, may determine to make a distribution in addition to that required by Section 5.01(a) hereof from available cash or cash equivalents received from one or more Investments (whether from principal repayment or otherwise and after reduction as provided by Section 5.03 and Section 5.04). Any distribution shall be shared among the Members as distributions in respect of their interests in the Company in proportion to their respective Capital Account balances; provided, however, that to the extent any amounts are owed by a Defaulting Member to a non-Defaulting Member with respect to a Default Loan, any amounts that would otherwise be distributable to the Defaulting Member under this section shall instead be distributed to the non-Defaulting Member pursuant to the terms of Section 3.02(b)(iii) hereof.

3. Conditions Precedent. This Amendment shall become effective upon (i) the delivery to each of the Members of a written consent of the Members evidencing Prior Approval with respect to this Amendment and (ii) the execution of this Amendment by each of the Members.

4. Miscellaneous. The Agreement shall remain in full force and effect in accordance with its terms, as amended by this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Members have caused this Amendment to be executed and delivered as of the date first set forth above.

Owl Rock Capital Corporation

By:__________________________
Name: Alan Kirshenbaum
Title: Chief Operating Officer and Chief Financial Officer

Regents of the University of California

By: _________________
Name:
Title: